					THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
					SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
					DECEMBER 31, 2009

									Gross Amount at Which
		Initial Costs to the Partnership		Costs					Carried at Close of Year
				Capitalized
	Encumbrances		Building &	Subsequent to			Building &	2009		Year of	Date
Description	at 12/31/09	Land	Improvements	Acquisition		Land	Improvements	Sales	Total	Construction	Acquired

Properties:

Office Building
Lisle, IL	None	1,780,000	15,743,881	8,662,534		1,949,206	24,237,209		26,186,415	1985	Apr., 1988

Garden Apartments
Atlanta, GA	-	3,631,212	11,168,904	5,410,714	(b)	4,937,369	15,273,461		20,210,830	1987	Apr., 1988

Retail Shopping Center
Roswell, GA	None	9,454,622	21,513,677	6,933,027		11,135,593	26,765,733	(37,901,326)	-	1988	Jan., 1989

Garden Apartments
Raleigh, NC	8,998,170 (c)	1,623,146	14,135,553	754,271		1,785,544	14,727,426		16,512,970	1995	Jun., 1995

Hotel
Portland, OR	-	1,500,000	6,508,729	2,669,166		1,500,000	9,177,895		10,677,895	1989	Dec., 2003

Office Building
Nashville, TN	None	1,797,000	6,588,451	4,633,730		1,855,339	11,163,842		13,019,181	1982	Oct., 1995

Office Building
Beaverton, OR	None	816,415	9,897,307	1,911,904		845,887	11,779,739		12,625,626	1995	Dec., 1996

Office Complex
Brentwood, TN	None	2,425,000	7,063,755	3,075,859		2,463,601	10,101,013		12,564,614	1987	Oct., 1997

Retail Shopping Center
Hampton, VA	6,756,057	2,339,100	12,767,956	3,029,343		4,839,418	13,296,981		18,136,399	1998	May, 2001

Retail Shopping Center
Westminster, MD	-	3,031,735	9,326,605	2,686,537		3,031,735	12,013,142		15,044,877	2005	June, 2006

Retail Shopping Center
Ocean City, MD	15,070,672	1,517,099	8,495,039	13,299,740		1,517,099	21,794,779		23,311,878	1986	Nov., 2002

Garden Apartments
Austin, TX	-	2,577,097	20,125,169	113,726		2,577,097	20,238,895		22,815,992	2007	May, 2007

Retail Shopping Center
Dunn, NC	None	586,500	5,372,344	480,267		586,500	5,852,611	(201,185)	6,237,926	1984	Aug., 2007

Garden Apartments
Charlotte, NC	-	1,350,000	12,184,750	212,190		1,350,000	12,396,940		13,746,940	1998	Sep., 2007

	30,824,899	34,428,926	160,892,120	53,873,008		40,374,388	208,819,666	(38,102,511)	211,091,543

			2009	2008		2007

(a)	Balance at beginning of year		245,808,214	236,466,116		199,124,056
	Additions:
	Acquistions		-	-		42,218,143
	Improvements, etc.		3,385,840	9,936,151		3,179,960
	Deletions:
	Sale		(38,102,511)	-		(11,288,380)

	Reclass of other recievable to Real Estate and Improvements		-	-		3,232,337

	Write off of uncollectible interest receivable		-	(594,053)		-

	Balance at end of year		211,091,543	245,808,214		236,466,116

(b)	Net of $1,000,000 settlement received from lawsuit.

(c)	Net of an unamortized discount of $1,830